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                                                               Exhibit 21
CELADON GROUP, INC.

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SUBSIDIARY NAME                                    INCORPORATION JURISDICTION
---------------                                    --------------------------
Celadon Jacky Maeder Company                                  NY

Celadon Jacky Maeder (U.K.) Ltd.                              UK

Celadon Logistics, Inc.                                       DE

Celadon Mexicana, S.A. de C.V.                                MX

Celadon Transportation, LLP                                   IN

Celadon Trucking Services, Inc.                               NJ

Celadon Trucking Services  of Indiana, Inc.                   IN

Cheetah Brokerage Co.                                         NV

Cheetah Transportation, Inc.                                  DE

GerthTransport, Ltd.                                          ON

Guestair Ltd.                                                 UK

International Freight Holding Corp.                           DE

JML Freight Forwarding, Inc.                                  NY

Leasing Servisio, S.A. de C.V.                                MX

Randy Express, Ltd.                                           NY

Randy International, U.K.                                     UK

RIL Acquisition Corp.                                         DE

RIL Group, Ltd.                                               DE

RIL, Inc.                                                     DE

Servicios de Transportacion Jaguar, S.A. de C.V.              MX

Wellingmuft Holding Co.                                       NY

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